                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant                               [X]
Filed by a party other than the registrant            [ ]

Check the appropriate box:

[ ]   Preliminary proxy statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive proxy statement
[ ]   Definitive additional materials
[ ]   Soliciting material under Rule 14a-12

                        PERSONNEL GROUP OF AMERICA, INC.
                (Name of Registrant as Specified in Its Charter)
                  ___________________________________________

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):
[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:
            ____________________________________________________________________

      (2)   Aggregate number of securities to which transaction applies:
            ____________________________________________________________________

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
            ____________________________________________________________________

      (4)   Proposed maximum aggregate value of transaction:____________________

      (5)   Total fee paid:_____________________________________________________

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount previously paid:_____________________________________________

      (2)   Form, Schedule or Registration Statement No.:_______________________

      (3)   Filing Party:_______________________________________________________

      (4)   Date Filed:_________________________________________________________

                    (PERSONNEL GROUP OF AMERICA, INC. LOGO)



                              FIVE LAKEPOINTE PLAZA
                            2709 WATER RIDGE PARKWAY
                         CHARLOTTE, NORTH CAROLINA 28217

                                                                  April 19, 2002


Dear Shareholder:

         You are cordially invited to attend the 2002 Annual Meeting of Shareholders of Personnel Group of America, Inc. The Annual Meeting will be held at the Hyatt SouthPark Hotel, 5501 Carnegie Boulevard, Charlotte, North Carolina 28209, on Thursday, May 23, 2002, at 9:30 a.m., local time.

         The Notice of Annual Meeting of Shareholders and Proxy Statement are attached hereto. Also attached is a copy of the Company's 2002 Annual Report to Shareholders. The matters to be acted upon by the shareholders are set forth in the Notice of Annual Meeting and discussed in the Proxy Statement.

         We would appreciate your signing, dating and returning the enclosed proxy card in the envelope provided at your earliest convenience. If you choose to attend the 2002 Annual Meeting, you may revoke your proxy and personally cast your votes at the Annual Meeting.

         We look forward to seeing you at the Annual Meeting.


                                                 Sincerely yours,

                                                 /s/ Larry L. Enterline

                                                 Larry L. Enterline
                                                 Chief Executive Officer

                        PERSONNEL GROUP OF AMERICA, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 23, 2002

TO THE SHAREHOLDERS
OF PERSONNEL GROUP OF AMERICA, INC.:

         NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Shareholders (the "Annual Meeting") of Personnel Group of America, Inc., a Delaware corporation (the "Company"), will be held at 9:30 a.m., local time, on May 23, 2002, at the Hyatt SouthPark Hotel, 5501 Carnegie Boulevard, Charlotte, North Carolina 28209, for the following purposes:

         (1) To elect one member to the Company's Board of Directors to serve until the Annual Meeting of Shareholders in 2005 or until his successor is duly elected and qualified;

         (2) To approve an amendment to the Company's Certificate of Incorporation changing the Company's name from "Personnel Group of America, Inc.," to "Venturi Partners, Inc.;"

         (3) To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent public accountants for 2002; and

         (4) To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on April 10, 2002, as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. A list of those shareholders may be examined at the principal executive offices of the Company at Five LakePointe Plaza, 2709 Water Ridge Parkway, Charlotte, North Carolina 28217, during the 10-day period preceding the 2002 Annual Meeting.

         Whether or not you expect to be present at the Annual Meeting, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

                                           By Order of the Board of Directors,

                                           /s/ Ken R. Bramlett, Jr.

                                           Ken R. Bramlett, Jr.
                                           Secretary

Charlotte, North Carolina
April 19, 2002

ALL SHAREHOLDERS ARE INVITED TO ATTEND THE COMPANY'S 2002 ANNUAL MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE ANNUAL MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                       2002 ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                        PERSONNEL GROUP OF AMERICA, INC.

                              ---------------------

                                 PROXY STATEMENT

                              ---------------------


         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Personnel Group of America, Inc., a Delaware corporation ("PGA" or the "Company"), of proxies from the holders of the Company's Common Stock, par value $.01 per share (the "Common Stock"), for use at the 2002 Annual Meeting of Shareholders of the Company to be held at the Hyatt SouthPark Hotel, 5501 Carnegie Boulevard, Charlotte, North Carolina 28209, at 9:30 a.m., local time, on May 23, 2002, or at any adjournments or postponements thereof (the "Annual Meeting"), pursuant to the enclosed Notice of Annual Meeting of Shareholders. The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent or given to holders of Common Stock is April 19, 2002. The Company's principal executive offices are located at Five LakePointe Plaza, 2709 Water Ridge Parkway, Charlotte, North Carolina 28217, and its telephone number is (704) 442-5100.

                          INFORMATION CONCERNING PROXY

         The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy for the Annual Meeting does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have a right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing a written revocation or duly executed proxy bearing a later date with the Company's Secretary at Company headquarters.

         The costs of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy will be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company has also retained Corporate Communications, Inc. of Nashville, Tennessee, to aid in the proxy solicitation at an estimated cost of $5,000.

                             PURPOSES OF THE MEETING

At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:

         (1) The election of one member to the Company's Board of Directors to serve until the Annual Meeting of Shareholders in 2005 or until his successor is duly elected and qualified;

         (2) The approval of an amendment to the Company's Certificate of Incorporation changing the Company's name from "Personnel Group of America, Inc.," to "Venturi Partners, Inc.;"

         (3) The ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent public accountants for 2002; and

         (4) The transaction of such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

         Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted (a) in favor of the election of the one director nominee named below, (b) in favor of the amendment to the Company's Certificate of Incorporation changing the Company's name and (c) in favor of the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent public accountants. In the event a shareholder specifies a different choice by means of the enclosed proxy, his or her shares will be voted in accordance with the specifications so made.

                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

         The Board of Directors has set the close of business on April 10, 2002, as the record date (the "Record Date") for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 26,720,977 shares of Common Stock issued and outstanding, all of which are entitled to one vote on all matters to be acted upon at the Annual Meeting. Neither the Company's Certificate of Incorporation nor Bylaws provide for cumulative voting rights.

         The representation in person or by proxy of a majority of the issued and outstanding shares of Common Stock entitled to vote will constitute a quorum at the Annual Meeting. Abstentions and shares held by brokers with respect to which voting authority is withheld by beneficial owners ("broker non-votes") will be counted for the purpose of determining the presence or absence of a quorum. Directors of the Company are elected by a plurality vote, and votes may either be cast in favor of nominees or withheld. Withheld votes will be excluded entirely from the vote and will have no effect on the outcome of the election. Approval of the remaining proposals requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote. On any such proposal, an abstention will have the same effect as a negative vote but, because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, broker non-votes, if any, will have no effect on the vote.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of April 10, 2002 (except where otherwise noted), the number and percentage of outstanding shares beneficially owned by each person known by the Company to own beneficially more than 5% of the Company's Common Stock, by each director and nominee for director of the Company, by each executive officer named below in the Summary Compensation Table and by all directors and executive officers of the Company as a group. Except as otherwise set forth below, each shareholder named has sole voting and investment power with respect to such shareholder's shares.

                                                                       AMOUNT AND NATURE               PERCENT OF
                                                                           OF SHARES                  COMMON STOCK
NAME AND ADDRESS* OF BENEFICIAL OWNER                                BENEFICIALLY OWNED (1)           OUTSTANDING
-------------------------------------                                ------------------               ------------
State of Wisconsin Investment Board.........................               3,715,000 (2)                  13.9%
  P.O. Box 7842
  Madison, Wisconsin 53707

Credit Suisse First Boston, et al...........................               3,400,568 (3)                  11.3%
c/o Hemisphere Global Opportunities Partners, Ltd.
Hemisphere House, Nine Church Street
  P.O. Box HM 951, Hamilton HM11
  Hamilton, Berrnuda

Dimensional Fund Advisors, Inc..............................               1,890,400 (4)                   7.1%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401

Amalgamated Gadget, L.P.....................................               1,555,847 (5)                   5.7%
  City Center Tower II
  301 Commerce Street, Suite 2975
  Fort Worth, Texas 76102

Larry L. Enterline..........................................                 275,000                       1.0%
James C. Hunt ..............................................                 285,208 (6)                   1.1%
Michael H. Barker ..........................................                 114,698                      **
Ken R. Bramlett, Jr.........................................                 167,486 (7)                  **
Thomas M. Wittenschlaeger...................................                  37,500                      **
Kevin P. Egan ..............................................                 198,974                      **
James V. Napier.............................................                  82,000                      **
J. Roger King...............................................                  96,200 (8)                  **
William J. Simione, Jr. ....................................                  45,000                      **
Janice L. Scites ...........................................                  32,750                      **

All directors and executive officers
  as a group (11 persons)...................................               1,344,254                       4.9%

-------------------------------
 * Addresses are furnished only for beneficial owners of 5% of the Common Stock ** Less than one percent

(1) Includes the following shares subject to stock options exercisable within 60 days after April 10, 2002: Mr. Enterline--175,000; Mr. Hunt--262,498; Mr. Barker--83,221; Mr. Bramlett--153,396; Mr.
        Wittenschlaeger--12,500; Mr. Egan--94,000; Mr. Napier--37,000; Mr. King--37,000; Mr. Simione--37,000; Ms. Scites--21,750; and all directors and executive officers as a group--920,865.

(2) The amount and nature of the shares beneficially owned are as of February 15, 2002, and are based on the most recent schedule 13G (or amendment thereto) on file with the Company.

(3) Includes 3,398,568 shares obtainable upon conversion of $60,537,000 principal amount of the Company's 5-3/4% Convertible Subordinated Notes due July 2004 (the "Notes"). The amount and nature of the shares beneficially owned are as of March 26, 2002, and are based on the most recent Schedule 13D (or amendment thereto) on file with the Company. Credit Suisse First Boston and related parties report shared voting and dispositive powers with respect to all shares reported. According to the
        Schedule 13D filed April 5, 2002, these parties intend to discuss with the Company deleveraging strategies that may result in the conversion of certain Company debt into equity.

(4) The amount and nature of the shares beneficially owned are as of January 30, 2002, and are based on the most recent Schedule 13G (or amendment thereto) on file with the Company. Dimensional Fund Advisors reports these shares based on its role as investment advisor or manager to certain investment companies, trusts and accounts, but disclaims beneficial ownership of all shares reported.

(5) Includes 395,947 shares obtainable upon conversion of $7,053,000 principal amount of the Notes. The amount and nature of the shares beneficially owned are as of February 13, 2002, and are based on the most recent Schedule 13G (or amendment thereto) on file with the Company. Amalgamated Gadget reports sole voting and dispositive power with respect to only 1,159,900 of the shares reported.

(6) Includes 1,120 shares held in the names of Mr. Hunt's spouse and children.

(7)     Includes 500 shares held in the name of Mr. Bramlett's spouse.

(8) Includes 8,500 shares and options to purchase 15,500 shares over which beneficial ownership has been transferred to Mr. King's ex-spouse under the terms of a property settlement. Mr. King disclaims beneficial ownership of these shares. Also includes 1,700 shares held in the name of Mr. King's current spouse.

PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

NOMINEES

         The Company's Certificate of Incorporation and Bylaws provide for eight directors who are divided into three classes. Directors serve for three-year terms or until their successors are duly elected and qualified. Mr. Hunt was re-elected as a Class I director at the Annual Meeting of Shareholders in 1999 to serve as director until this Annual Meeting of Shareholders. Mr. Ken Bramlett was also elected as a Class I director at the Annual Meeting of Shareholders in 1999, but resigned as a director of the Company in January 2001, leaving a vacancy in Class I. Messrs. Egan and King and Ms. Scites were re-elected as Class II directors at the Annual Meeting of Shareholders in 2000, and will serve in Class II for a term expiring at the Annual Meeting of Shareholders in 2003, or until their successors have been duly elected and qualified. Messrs. Enterline, Napier and Simione were re-elected as Class III directors at the Annual Meeting of Shareholders in 2001 to serve for a term expiring at the Annual Meeting of Shareholders in 2004. Mr. Hunt is the sole nominee standing for election at this Annual Meeting and, if elected, will serve in Class I for a term expiring at the Annual Meeting of Shareholders in 2005, or until his successor has been duly elected and qualified.

         Upon the recommendation of the Governance Committee, the Board of Directors (with management directors abstaining) makes nominations for director candidates as permitted by the Company's Bylaws. The Company's Bylaws prescribe the procedure a shareholder must follow to make nominations for director candidates, as described below under "Shareholders' Proposals." The Board of Directors has no reason to believe that any board nominee will refuse to act or be unable to accept election. In the event that a nominee for a directorship is unable to accept election or if any unforeseen contingencies should arise, however, it is intended that proxies will be voted for such other person or persons designated by the Board of Directors, unless it is directed by a proxy to do otherwise.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR MR. HUNT FOR RE-ELECTION AS A CLASS I DIRECTOR.

OFFICERS AND DIRECTORS

         The following table sets forth information as to the Company's executive officers and directors:

NAME                                  AGE                           POSITION
----                                  ---                           --------
Larry L. Enterline                     49       Chief Executive Officer and Director
James C. Hunt                          45       President, Chief Financial Officer and Director
Michael H. Barker                      47       President - IT Services Division
Ken R. Bramlett, Jr.                   42       Senior Vice President, General Counsel and Secretary
Thomas M. Wittenschlaeger              44       Senior Vice President, Corporate Development, and
                                                  Chief Technical Officer
Thomas E. Stafford                     57       Vice President of Human Resources
Kevin P. Egan(1)(2)                    58       Chairman of the Board
J. Roger King (1)(2)                   62       Director
James V. Napier(1)(3)                  65       Director
William J. Simione, Jr.(2)(3)          60       Director
Janice L. Scites(3)                    51       Director

-------------------------

(1)  Member of the Compensation Committee of the Board of Directors.
(2)  Member of the Governance Committee of the Board of Directors.
(3)  Member of the Audit Committee of the Board of Directors.

        Larry L. Enterline: Mr. Enterline has served as Chief Executive Officer and as a director of the Company since December 2000. From 1984 to 1989, Mr. Enterline served as Vice President of Marketing and Sales with Bailey Controls. From 1989 to 1999, Mr. Enterline served in various management roles with Scientific-Atlanta, Inc., most recently as a Senior Vice President in charge of the Company's worldwide sales and service organization. Mr. Enterline has significant experience with high tech companies in high growth markets, and currently serves on the boards of two pre-IPO technology companies. He also holds a bachelor's degree in electrical engineering and a Master's degree in business administration.

        James C. Hunt: Mr. Hunt has served as President and Chief Financial Officer of the Company since January 2001. Prior to that time, Mr. Hunt served as President of the Company from October 1999 to January 2001, Chief Financial Officer and Treasurer from March 1997 until October 1999 and Senior Vice President from January 1997 until March 1997. Mr. Hunt has served as a director of the Company since January 1997. Prior to joining the Company in January 1997, Mr. Hunt spent 18 years with Arthur Andersen LLP, a worldwide accounting and consulting firm, the last six years as a partner.

        Michael H. Barker: Mr. Barker has served as President of the Company's IT Services Division since January 2001. Prior to that time, Mr. Barker served as President of Divisional Operations from October 1999 to January 2001 and as President of the Commercial Staffing Division from January 1998 until October 1999. Prior to joining the Company, from 1995 to 1997 Mr. Barker served as the Chief Operations Officer for the Computer Group Division of IKON Technology Services, a diversified technology company.

        Ken R. Bramlett, Jr.: Mr. Bramlett has served as Senior Vice President, General Counsel and Secretary of the Company since January 2001. Prior to that time, Mr. Bramlett served as the Company's Chief Financial Officer and Treasurer from October 1999 to January 2001 and as its Senior Vice President, General Counsel and Secretary from October 1996 until October 1999. Mr. Bramlett also served as a director of the Company from August 1997 to January 2001. Prior to joining the Company in October 1996, Mr. Bramlett spent 12 years with Robinson, Bradshaw & Hinson, P.A., a Charlotte, North Carolina law firm, the last six years as a partner. Mr. Bramlett also serves on the board of directors of World Acceptance Corporation, a small loan consumer finance company headquartered in Greenville, South Carolina.

        Thomas M. Wittenschlaeger: Mr. Wittenschlaeger has served as Senior Vice President, Corporate Development and Chief Technical Officer since April 2001. Prior to that time, Mr. Wittenschlaeger spent 15 years with Hughes Electronics in various senior management positions, including director of corporate market research, director of international finance and vice president, business development.

        Thomas E. Stafford: Mr. Stafford has served as Vice President of Human Resources since January 2000. Prior to that time, Mr. Stafford served as the Director of Human Resources for the Film and Fiber Division of Hoechst Celanese Corporation from 1992 to April 1998 and as Director of Benefits from April 1998 to April 1999.

        Kevin P. Egan: Mr. Egan has served as Chairman of the Board since February 2000, and as a director of the Company since September 1995. Since October 1995, Mr. Egan has been President of Tamarack Holdings, an investment company headquartered in Minneapolis, Minnesota. From 1983 to September 1995, Mr. Egan served as President and Chief Operating Officer of PrimeNet DataSystems, St. Paul, Minnesota, a provider of database and integrated marketing services. Prior to forming PrimeNet in 1983, Mr. Egan was Senior Vice President of Manpower Inc. from 1975 to 1983.

        J. Roger King: Mr. King has served as a director of the Company since September 1995. Mr. King retired on February 1, 1998, after a 28-year career with PepsiCo, Inc. and its affiliates. Mr. King joined the Frito-Lay Division of PepsiCo in 1969 and served in various personnel and employee relations positions for PepsiCo, including Senior Vice President of Personnel of PepsiCo, from 1984 to 1995. Mr. King served as Senior Vice President of Human Resources of Frito-Lay from June 1995 until his retirement.

        James V. Napier: Mr. Napier has served as a director of the Company since September 1995. From November 1992 to November 2000, Mr. Napier served as the Chairman of Scientific-Atlanta, Inc., a telecommunications company. In addition to serving on the boards of directors of the Company and Scientific-Atlanta, Mr. Napier serves on the board of directors of Engelhard Corporation, Vulcan Materials Company, McKesson Corporation, Intelligent Systems Corporation and WABTEC Corp.

        William J. Simione, Jr.: Mr. Simione has served as a director of the Company since September 1995. From January 1996 to October 2001, Mr. Simione served as President of Simione Consulting, a subsidiary of CareCentric, Inc. (formerly Simione Central Holdings, Inc.). Since October 2001, Mr. Simione has served as managing principal of Simione Consulting, LLC, which provides consulting services and information systems to the home healthcare industry. Mr. Simione also serves on the board of directors of CareCentric, Inc. He is a member of the Prospective Payment Task Force, a Regulatory Affairs Subcommittee for the National Association for Home Care, and is one of the Subcommittee's National Reimbursement Consultants.

        Janice L. Scites: Ms. Scites has served as a director of the Company since August 1999. Since 2000, Ms. Scites has served as President of Scites Associates, Inc., an information technology and management consulting firm. From 1995 to 2000, Ms. Scites served in various management roles with AT&T, initially as Vice President in its Business Customer Care and Value-Added Services organizations and most recently as Vice President in the Internet Implementation Strategy Group. Prior to joining AT&T, Ms. Scites spent 13 years with Phoenix Mutual Life Insurance Company and five years with Connecticut Mutual Life Insurance Company. Ms. Scites also serves on the board of directors of Central Vermont Public Service Corporation, a Vermont-based electric utility.

        During 2001, the Board of Directors held four regularly scheduled meetings and took certain actions by unanimous written consent. All incumbent directors had perfect attendance at (a) all meetings of the Board of Directors during 2001 and (b) all meetings of Board committees during 2001 to the extent such directors served on such committees.

        Messrs. Napier and Simione and Ms. Scites served as members of the Audit Committee of the Board of Directors (the "Audit Committee") throughout 2001. The Audit Committee is responsible for, among other things, considering the appointment of the independent auditors for the Company, reviewing with the auditors the plan and scope of the audit and audit fees, monitoring the adequacy of reporting and internal controls and meeting periodically with internal and independent auditors. Under the rules of the New York Stock Exchange, all of the members of the Audit Committee are independent. The Company's independent auditors have access to the Audit Committee at any time. The Audit Committee met twice during 2001, and had separate conference calls prior to each of the Company's quarterly earnings releases during the year. Additional information concerning the Audit Committee is set forth below under "PROPOSAL 3 -- Ratification of Selection of Independent Public Accountants."

        Messrs. Egan, King and Napier served as members of the Compensation Committee of the Board of Directors (the "Compensation Committee") during 2001. The Compensation Committee reviews proposals regarding the establishment of, or changes in, benefits plans, salaries and compensation of the executive officers and other designated employees of the Company, advises management and makes recommendations to the Board of Directors with respect thereto, and administers the Company's 1995 Equity Participation Plan and the Company's Management Incentive Compensation Plan. The Compensation Committee met three times during 2001.

        Messrs. Egan, King and Simione served as members of the Governance Committee of the Board of Directors (the "Governance Committee") during 2001. The Governance Committee provides general oversight of the governance of the Board of Directors, makes recommendations concerning Board size, make-up, structure and compensation and recommends nominees for the Board and its committees. The Governance Committee met once during 2001.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company during the fiscal year ended December 30, 2001, its executive officers and directors and any greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

DIRECTOR COMPENSATION

        In 2001, Mr. Egan was paid $10,000 for his service as non-executive Chairman of the Board. Additionally, each non-employee director received an annual retainer of $15,000, and each such director who chaired a board committee also received an annual retainer of $1,000. In addition, non-employee directors received meeting fees of $1,000 per board meeting attended and $750 per committee meeting attended, plus reimbursement of expenses.

        The Company has implemented a deferred compensation plan (the "Deferred Fee Plan") for its non-employee directors under which participating directors may defer any or all of their retainer and meeting fees for specified time periods. The Deferred Fee Plan is non-qualified for tax purposes. Deferred fees under the Deferred Fee Plan earn interest at the prime rate or, at each participating director's option, a return based on the Company's stock price performance over time. Each non-employee director, except for Mr. King, elected to defer 100% of the retainer and meeting fees to which he or she otherwise was entitled in 2001 under the Deferred Fee Plan.

        Each non-employee director also receives, upon joining the Board, an initial option grant to purchase 12,500 shares of Common Stock, an additional option grant to purchase 6,250 shares of Common Stock in each of the succeeding two years, and an annual option grant to purchase 3,000 shares of Common Stock in each year thereafter that such director remains on the Board. Mr. Egan also received a special grant of 7,000 options in 2001 for his service during the year as non-executive Chairman of the Board. All of such options are granted under the Company's 1995 Equity Participation Plan, which requires that the exercise price for options granted under the plan equal the fair market value of the Common Stock on the date of grant.

                             EXECUTIVE COMPENSATION

        The following table sets forth compensation information for fiscal 2001, 2000 and 1999 for those persons who were, except as otherwise noted, the Chief Executive Officer and the Company's four other most highly paid executive officers as of December 30, 2001:

                           SUMMARY COMPENSATION TABLE

                                                                                                       LONG TERM
                                                                                                      COMPENSATION
                                                                                                         AWARDS
                                                                                                      -------------
                                                            ANNUAL COMPENSATION                        SECURITIES
                                                            -------------------       OTHER ANNUAL     UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION                                 SALARY       BONUS        COMPENSATION    OPTIONS(#)(1)     COMPENSATION
---------------------------                                 ------       -----        ------------    -------------     ------------
Larry L. Enterline(2)....................       2001      $ 414,666     $     --(3)        $--               --          $  4,404(4)
 Chief Executive Officer                        2000          5,000           --            --          700,000                --

James C. Hunt............................       2001      $ 307,965      200,000           $--           50,000          $131,216(5)
   President and Chief Financial Officer        2000        308,100           --            --           40,000            50,000(6)
                                                1999        279,527       86,735            --           52,296(7)         50,000(6)

Michael H. Barker........................       2001      $ 247,379     $108,000           $--           40,000          $ 67,759(5)
    President - IT Services Division            2000        247,870           --            --           40,000            16,236(6)
                                                1999        226,564       21,000            --           17,500             8,863(6)

Ken R. Bramlett, Jr......................       2001      $ 247,695     $ 96,000           $--           30,000          $102,013(5)
    Senior Vice President, General              2000        248,100           --            --           40,000            50,000(6)
          Counsel and Secretary                 1999        215,360       54,560            --           38,796(7)         50,000(6)

Thomas M. Wittenschlaeger(8).............       2001      $ 165,336     $ 69,750           $--           50,000          $ 27,376(9)
   Senior Vice President, Corporate
          Development And Chief Technology
          Officer

-----------------------

(1) Except as set forth below, 1999, 2000 and 2001 option grants for the named officers generally vest 25% on each of the first four anniversaries of the grant dates.

(2) Mr. Enterline was appointed as the Company's Chief Executive Officer in December 2000.

(3) In December 2001 the Compensation Committee's requested that Mr.Enterline defer the payment of his guaranteed $400,000 bonus for 2001 until January 2003, and he agreed. See "Compensation Committee Report on Executive Compensation - Chief Executive Officer's Compensation."

(4) Represents relocation expense reimbursements paid to Mr. Enterline in 2001.

(5) Represents 2001 allocations to the Company's non-qualified profit sharing plan for Messrs. Hunt, Barker and Bramlett of $50,000, $17,964 and $19,903, respectively, and $81,216, $49,795 and $82,110, respectively, paid to the named officers in connection with the termination and amendment of vacation and paid time off plans for such officers.

(6) Represents 1999 and 2000 allocations to the Company's non-qualified profit sharing plan for the named officers.

(7) Includes 11,296 options options granted to each of Mr. Hunt and Mr. Bramlett on February 17, 1999, in lieu of a 1998 allocation for the named officers to the Company's non-qualified profit sharing plan. These options were granted at an exercise price of $13.28 and vest in accordance with the normal vesting schedule for options granted in 1999.


(8) Mr. Wittenschlaeger was appointed the Company's Senior Vice President, Corporate Development and Chief Technical Officer in April 2001.

(9) Represents a 2001 allocation to the Company's non-qualified profit sharing plan for Mr. Wittenschlaeger of $10,020 and $17,356 of relocation expense reimbursements paid to Mr. Wittenschlaeger in 2001.

         Option Grants Table. The following table sets forth certain information concerning grants of stock options to the named officers and former officers during 2001:

                        OPTION GRANTS IN LAST FISCAL YEAR




                          INDIVIDUAL GRANTS
----------------------------------------------------------------------
                               NUMBER OF      % OF TOTAL                                 POTENTIAL REALIZABLE VALUE AT
                              SECURITIES       OPTIONS                                   ASSUMED ANNUAL RATES OF STOCK
                              UNDERLYING      GRANTED TO      EXERCISE                       PRICE APPRECIATION FOR
                                OPTIONS       EMPLOYEES       OR BASE                             OPTION TERM
                                GRANTED       IN FISCAL        PRICE       EXPIRATION             -----------
           NAME                 (#) (1)         YEAR           ($/SH)         DATE           5% ($)          10% ($)
----------------------------------------------------------------------------------------------------------------------
Larry L. Enterline                  --             --%         $   --           --           $    --        $     --

James C. Hunt                   50,000           16.7            1.86       2/9/2011          58,500         148,000

Michael H. Barker               40,000           13.3            1.86       2/9/2011          46,800         118,400

Ken R. Bramlett, Jr.            30,000           10.0            1.86       2/9/2011          35,100          88,800

Thomas M. Wittenschlaeger       50,000           16.7            1.21      4/11/2011          38,000          96,500

--------------------------

(1) These options are currently 75% unvested, and the unvested portions will continue to vest 25% per year on each anniversary date of grant through 2005.

         Option Year-End Value Table. The following table sets forth certain information concerning unexercised options held as of the end of 2001. None of the named officers exercised any options during 2001.

                          FISCAL YEAR-END OPTION VALUE

                                    NUMBER OF SECURITIES UNDERLYING            VALUE OF UNEXERCISED IN-THE-MONEY
                                   UNEXERCISED OPTIONS AT FY-END (#)                OPTIONS AT FY-END ($)(1)
                                   ---------------------------------                ------------------------
     NAME                          EXERCISABLE         UNEXERCISABLE           EXERCISABLE          UNEXERCISABLE
     ----                          -----------         -------------           -----------          -------------
Larry L. Enterline                    175,000              525,000                 $--                    $--

James C. Hunt                         259,674              108,148                  --                     --

Ken R. Bramlett, Jr.                  150,572               79,398                  --                     --

Michael H. Barker                      75,721               82,125                  --                     --

Thomas M. Wittenschlaeger              12,500               37,500                  --                     --

-------------------------

(1) The fair market value of the Common Stock used for these computations was $0.88, which was the last sales price for the Common Stock on the New York Stock Exchange on December 28, 2001.

EMPLOYMENT AGREEMENTS

         Larry L. Enterline is employed pursuant to a letter agreement dated December 20, 2000. The letter agreement provides for (i) an annual base salary of $400,000 (subject to annual adjustment as determined by the Compensation Committee), and (ii) the right to earn bonuses under the Company's Management Incentive Compensation Plan. The letter agreement also provided for a minimum annual bonus for 2001 of $400,000, but the Compensation Committee notified Mr. Enterline in December 2001 that it had elected to defer the payment of his 2001 bonus until January 2003. See "Compensation Committee Report on Executive Compensation - Chief Executive Officer's Compensation." The letter agreement does not specify a term of employment for Mr. Enterline. However, if Mr. Enterline's employment is terminated by the Company within the first two years of his employment other than for cause or by Mr. Enterline following a change in control of the Company, the Company must pay Mr. Enterline severance equal to 12 months' salary and any unpaid bonus to which he would otherwise have been entitled, and all unvested options to purchase Common Stock then held by Mr. Enterline become immediately exercisable.

         James C. Hunt is employed pursuant to the terms of an employment agreement, dated as of January 2, 1997, which provides for his employment until December 31, 2002, subject to automatic renewal for successive one-year periods unless either the Company or Mr. Hunt has given notice of non-renewal six months prior to expiration. The employment agreement currently provides for (i) an annual base salary of $300,000 (subject to annual adjustment as determined by the Compensation Committee) and (ii) the right to earn bonuses under the Company's Management Incentive Compensation Plan. If Mr. Hunt's employment agreement is terminated by the Company other than for cause or by Mr. Hunt upon a change in terms and conditions of employment or following a change in control of the Company, the Company must pay Mr. Hunt severance equal to 24 months' salary and any unpaid bonus to which he would otherwise have been entitled, and all unvested options to purchase Common Stock then held by Mr. Hunt become immediately exercisable. The employment agreement contains a provision prohibiting Mr. Hunt from competing with the Company or soliciting employees and customers of the Company for a period of two years from the date Mr. Hunt's employment with the Company ceases.

         Michael H. Barker is employed pursuant to the terms of an employment agreement, dated as of January 19, 1998, which provides for his employment until January 18, 2003, subject to automatic renewal for successive one-year periods unless either the Company or Mr. Barker has given notice of non-renewal six months prior to expiration. The employment agreement currently provides for (i) an annual base salary of $240,000 (subject to annual adjustment as determined by the Compensation Committee) and (ii) the right to earn bonuses under the Company's Management Incentive Compensation Plan. If Mr. Barker's employment agreement is terminated by the Company other than for cause or by Mr. Barker upon a change in terms and conditions of employment or following a change in control of the Company, the Company must pay Mr. Barker severance equal to 12 months' salary and any unpaid bonus to which he would otherwise have been entitled, and all unvested options to purchase Common Stock then held by Mr. Barker become immediately exercisable. The employment agreement contains a provision prohibiting Mr. Barker from competing with the Company or soliciting employees and customers of the Company for a period of two years from the date Mr. Barker's employment with the Company ceases.

         Ken R. Bramlett, Jr. is employed pursuant to the terms of an employment agreement, dated as of October 7, 1996, which provides for his employment until September 30, 2002, subject to automatic renewal for successive one-year periods unless either the Company or Mr. Bramlett has given notice of non-renewal six months prior to expiration. The employment agreement currently provides for (i) an annual base salary of $240,000 (subject to annual adjustment as determined by the Compensation Committee) and (ii) the right to earn bonuses under the Company's Management Incentive Compensation Plan. If Mr. Bramlett's employment agreement is terminated by the Company other than for cause or by Mr. Bramlett upon a change in terms and conditions of employment or following a change in control of the Company, the Company must pay Mr. Bramlett severance equal to 12 months' salary and any unpaid bonus to which he would otherwise have been entitled, and all unvested options to purchase Common Stock then held by Mr. Bramlett become immediately exercisable. The employment agreement contains a provision prohibiting Mr. Bramlett from competing with the Company or soliciting employees and customers of the Company for a period of two years from the date Mr. Bramlett's employment with the Company ceases.

         Thomas M. Wittenschlaeger is employed pursuant to the terms of an employment agreement, dated as of April 11, 2001, which provides for his employment until April 11, 2003, subject to automatic renewal for successive one-year periods unless either the Company or Mr. Wittenschlaeger has given notice of non-renewal six months prior to expiration. The employment agreement currently provides for (i) an annual base salary of $200,000 (subject to annual adjustment as determined by the Compensation Committee) and (ii) the right to earn bonuses under the Company's Management Incentive Compensation Plan. If Mr. Wittenschlaeger's employment agreement is terminated by the Company other than for cause or by Mr. Wittenschlaeger upon a change in terms and conditions of employment or following a change in control of the Company, the Company must pay Mr. Wittenschlaeger severance equal to 12 months' salary and any unpaid bonus to which he would otherwise have been entitled, and all unvested options to purchase Common Stock then held by Mr. Wittenschlaeger become immediately exercisable. The employment agreement contains a provision prohibiting Mr. Wittenschlaeger from competing with the Company or soliciting employees and customers of the Company for a period of two years from the date Mr. Wittenschlaeger's employment with the Company ceases.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

         It is the Compensation Committee's responsibility to review and recommend to the Board for approval the compensation plans for the Company's senior officers. The goals of the Company's compensation programs for senior officers are to set compensation based on the attainment of performance objectives, to establish compensation levels that will enable the Company to attract and retain talented individuals and to motivate them to achieve the Company's business objectives. To achieve these goals, the Company has established a compensation program consisting of three principal components. These components are base salary, incentive bonus awards made under the Management Incentive Compensation Plan and discretionary bonuses in the form of equity-based compensation consisting primarily of qualified (or incentive) and non-qualified stock options. The Company strives to structure its compensation programs to enable it to attract, retain and reward qualified senior management whose contributions are critical to the Company's long-term success.

BASE SALARY

         The Company considers the sustained performance of its senior officers in establishing base salaries. Among the factors considered are length of service with the Company, individual performance, scope of responsibilities and successful management of administrative or financial functions or operating subsidiaries or divisions. The assessment of management performance focuses on both qualitative factors (such as leadership and management qualities) and quantitative factors (such as growth of revenues, operating earnings, cash flow, earnings per share, the containment of expenses and debt reduction).

         The Chief Executive Officer historically has evaluated the overall performance of the Company's senior officers, including those officers named in the Summary Compensation Table, and made recommendations for base salary adjustments to the Compensation Committee. Financial and business goals and objectives are typically discussed with key executives, and periodic meetings of key executives are held to discuss business strategies, financial and business performance, budgeting matters and strategic planning matters. An executive's overall evaluation is a combination of a qualitative review by fellow executives and the Chief Executive Officer and a review of the extent to which pre-established business and financial objectives have been obtained.

         In 2001 the Company continued the salary freeze implemented for senior management employees in the year 2000 and as a result the Compensation Committee approved no 2001 base salary increases for any of the officers named in the Summary Compensation Table. As of the date of this proxy statement, this salary freeze is still in effect.

INCENTIVE BONUS AWARDS

         Despite the difficult economic environment in 2001 and its adverse impact on the Company's financial results, the market remains very competitive for talented people and the Compensation Committee assessed these conditions in 2001 in an effort to design incentive bonus awards that would motivate and retain the talented management personnel needed to lead the Company and keep the Company's employees engaged and motivated. Early in the fiscal year, the Compensation Committee established a range of incentive bonus compensation that could be earned as part of each senior officer's annual compensation. For the year, 55% of the potential incentive bonus compensation for Mr. Hunt, Mr. Bramlett, Mr. Barker and Mr. Wittenschlaeger was based on the Company's achievement of pre-established annual debt reduction and earnings per share goals and 45% was based on a qualitative assessment of performance against specific objectives as determined by the Compensation Committee. The Committee believed that the use of objective debt reduction and earnings per share targets in determining incentive bonus compensation for these individuals was an appropriate way to focus management's efforts in 2001 on the rapid repayment of outstanding debt and to directly align the interests of the Company's executive officers and shareholders. The Committee also considered it appropriate to allow qualitative factors to determine a significant portion of the executive officers' bonus opportunity, given the weak economic environment generally in which the Company has operated throughout 2001 and into 2002, the fact that none of the named officers had received salary increases since 1999, the fact that no bonuses were paid to the named officers for 2000 and the lack of any formal retention policies for such officers. Additionally, the Committee believed that incenting management to improve underlying processes and practices and focus on gaining efficiencies was important during this period of weak macroeconomic conditions. The Company generated over $55 million in cash from operations during the year and repaid $31 million of its bank debt, exceeding the debt reduction target , but did not meet the earnings per share target. The Company also reduced selling, general and administrative expenses by 18% during the year and successfully negotiated an extension and amendment of its bank loan agreement. On the basis of the debt reduction success and the Committee's assessment of applicable qualitative factors, and taking into consideration the deferral of Mr. Enterline's guaranteed bonus for 2001 into 2003, bonuses were awarded to the named officers for their performance in 2001 in the amounts reflected in the Compensation Table.

         In 1997, the Compensation Committee implemented a program designed to encourage designated senior officers of the Company to take portions of their annual incentive bonuses in the form of stock options. Under this program, each designated officer may elect, prior to the end of each fiscal year, to receive a set percentage (up to 50%) of his bonus for that year in the form of stock options granted under the Company's 1995 Equity Participation Plan, the number of options being granted in each case to be determined by a formula set by the Committee. The Compensation Committee established this program for two main reasons (in addition to the other factors considered below in the granting of stock options generally). First, distributing stock options to selected senior officers in lieu of cash bonuses enables the Company to conserve cash for investment. Second, paying bonuses in stock options is consistent with one of the Compensation Committee's stated goals of increasing the equity portion of senior officer compensation and Company equity holdings by the senior officers generally. None of the Company's executive officers participated in this program for fiscal 2001.

DISCRETIONARY BONUS AWARDS/EQUITY BASED COMPENSATION

         One of the Compensation Committee's stated goals as discussed above is to increase the equity portion of senior officers' compensation generally. Accordingly, the Company also rewards its senior officers with discretionary compensation awards, generally in the form of incentive stock options and non-qualified stock options granted under the Company's 1995 Equity Participation Plan. Through the granting of stock options, the Company seeks to align the interests of key employees more closely with those of the Company's shareholders by motivating and rewarding actions that lead to long-term value creation for shareholders. In addition, the Company recognizes that stock options are a necessary part of a competitive compensation program, which, as discussed above, is designed to attract and retain qualified executives. Historically, options granted to senior officers (other than options granted in lieu of cash bonuses) have vested over a four-year period in order to encourage executives and other key employees to remain in the employ of the Company and to foster a long-term perspective.

         In fiscal 2001, the Company used incentive stock options to achieve the competitive compensation levels it determined to be necessary for the executive officers named in the Summary Compensation Table. In addition, the Company granted incentive options in fiscal 2001 to almost 30 other employees of the Company. Most options granted vest over a four-year period and, accordingly, are a form of long-term compensation.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

         Larry L. Enterline was appointed the Company's Chief Executive Officer in December 2000, and his 2001 compensation was determined pursuant to the terms of his employment agreement with the Company. See "Executive Compensation -- Employment Agreements." The agreement provided for the payment of a base salary to Mr. Enterline of $400,000 in 2001, and a guaranteed bonus of no less than $400,000. In December 2001 the Committee requested that Mr. Enterline defer payment of his 2001 bonus until January 2003, and he agreed.

SECTION 162(M) OF THE INTERNAL REVENUE CODE

         It is the Company's policy generally to design the Company's compensation programs to comply with Section 162(m) of the Code, so that total compensation paid to any employee will not exceed $1.0 million in any one year, except for compensation payments in excess of $1.0 million that qualify as "performance-based." The Company intends to comply with other requirements of the performance-based compensation exclusion under Section 162(m), including option pricing requirements and requirements governing the administration of the 1995 Equity Participation Plan, so that the deductibility of compensation paid to top executives is not expected to be disallowed.


                                                         Compensation Committee:




                                                         J. Roger King, Chairman
                                                                   Kevin P. Egan
                                                                 James V. Napier

                           CORPORATE PERFORMANCE GRAPH

         The following graph compares the cumulative total return on the Company's Common Stock for the five fiscal years ending December 30, 2001 with the cumulative total return of the S&P 400 Index and a peer group index selected by the Company (the "Peer Group Index"), consisting of seven public companies that, except as noted below, specialize in providing personnel staffing services in the United States. All cumulative returns assume the investment of $100 in each of the Company's Common Stock, the S&P 400 Index, and the Peer Group Index on December 31, 1995, and assume the reinvestment of dividends.


                        PERSONNEL GROUP OF AMERICA, INC.
                                     (GRAPH)


                                    12/96     12/97    12/98     12/99     12/00     12/01
                                    ------------------------------------------------------
Personnel Group of America, Inc.     $100      $137     $145      $ 85      $ 14      $  7
S & P 400                            $100      $132     $158      $181      $212      $196
Peer Group*                          $100      $130     $114      $104      $108      $106



        * The Peer Group Index consists of the following companies: Spherion Corp., MPS Group, Inc., Barrett Business Services Inc., Robert Half International Inc., Kelly Services, Inc., Manpower, Inc. and Edgewater Technologies, Inc. (Edgewater's business now focuses on technical consulting, software development and systems integration).

PROPOSAL NO. 2

                                   NAME CHANGE

         The Board has approved, and the shareholders are being asked to approve, a name change for the Company. In light of the rebranding initiatives in which the Company's IT Services and Commercial Staffing Divisions are being renamed "Venturi Technology Partners" and "Venturi Staffing Partners," respectively, management believes that it is appropriate to also rename the Company "Venturi Partners, Inc." In connection with any name change approved by the shareholders, the Company's web site address would change to http://www.venturipartners.com.

         If this proposal is approved, Article I of the Company's Amended and Restated Certificate of Incorporation will be amended to read as follows: "The name of the corporation is Venturi Partners, Inc." The name change will be accomplished by filing an amendment to the Company's Certificate of Incorporation with the Delaware Secretary of State. The Company intends to file the name change amendment with the Delaware Secretary of State in the second half of 2002 and the name change will become effective as of 5:00 p.m. Eastern time on the date of that filing.

         Approval of the proposed name change requires the affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE CHARTER AMENDMENT CHANGING THE COMPANY'S NAME TO "VENTURI PARTNERS, INC."

PROPOSAL NO. 3

           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

AUDIT COMMITTEE REPORT

         In connection with the December 30, 2001 financial statements, the Audit Committee (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61; and (iii) received the written disclosures and the letter and discussed with the independent auditors the matters required by Independence Standards Board Statement No. 1 and considered the compatibility of non-audit services with the auditors' independence. Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the Company's audited financial statements be included in the Securities and Exchange Commission Annual Report on Form 10-K for the fiscal year ended December 30, 2001.

                                                                Audit Committee:




                                                       James V. Napier, Chairman
                                                         William J. Simione, Jr.
                                                                Janice L. Scites

AUDIT FEES

         Aggregate fees billed by PricewaterhouseCoopers LLP for fiscal year 2001 audit services and the review of Forms 10-Q were $176,400.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         PricewaterhouseCoopers did not render any services related to the Company's financial information systems design and implementation during fiscal year 2001.

ALL OTHER FEES

         Aggregate fees billed for all other services rendered by PricewaterhouseCoopers for the year ended December 30, 2001 were $107,000, and related to other audit-related services including restructuring advisory services, audits of employee benefits plans and accounting advisory services.

         The Board of Directors, on the recommendation of the Company's Audit Committee, has selected PricewaterhouseCoopers as the Company's independent public accountants for the year ending December 29, 2002. One or more representatives of PricewaterhouseCoopers will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders. The Company has been advised by PricewaterhouseCoopers that the firm did not have any direct financial interest or any material interest in the Company and its subsidiaries during the Company's most recent fiscal year.

         Approval of the proposal to ratify the selection of PricewaterhouseCoopers requires the affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. If the shareholders vote negatively, the Board of Directors will consider a change in independent public accountants for the next fiscal year.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 29, 2002.

                             SHAREHOLDERS' PROPOSALS

         Shareholders who intend to present proposals for consideration at the Company's 2002 annual meeting are advised that any such proposal must be received by the Secretary of the Company by no later than the close of business on December 20, 2002, if such proposal is to be considered for inclusion in the proxy statement and proxy appointment form relating to that meeting. Only persons who have held beneficially or of record at least $2,000 in market value, or 1% of the outstanding Common Stock, for at least one year on the date the proposal is submitted and who continue in such capacity through the meeting date are eligible to submit proposals to be considered for inclusion in the Company's proxy statement. In addition, the Company's Bylaws prescribe procedures a shareholder must follow to make nominations for director candidates or propose any other business to be considered at an annual meeting. Shareholder nominations for director candidates or other proper shareholder business will be considered at an annual meeting or a special meeting of shareholders if the shareholder (who must be, at the time of delivery of notice, a shareholder of record) delivers to the Secretary of the Company a timely notice setting forth the information specified in Section 14 of Article II of the Company's Bylaws. In the case of an annual meeting, such notice shall be considered timely if delivered not earlier than the close of business on the 90th day, nor later than the close of business on the 60th day, prior to the first anniversary of the preceding year's annual meeting. If, however, the annual meeting date is more than 30 days before or 60 days after the anniversary date of the preceding year's annual meeting, the notice will be considered timely if delivered not earlier than the close of business on the 90th day prior to such meeting nor later than the close of business on the later of (i) the 60th day prior to such meeting or (ii) the 10th day following the day on which the public announcement of the date of such meeting is first made by the Company. In the case of a special meeting, such notice shall be considered timely if delivered not earlier than the close of business on the 90th day prior to such meeting nor later than the close of business on the later of (i) the 60th day prior to such meeting or
(ii) the 10th day following the day on which public announcement is first made of the special meeting date and the nominees proposed by the Board of Directors. Any shareholder desiring a copy of the Company's Bylaws will be furnished one without charge upon written request to the Company's Secretary.

                                 OTHER BUSINESS

         The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

REVOCABLE PROXY                                                  REVOCABLE PROXY

                        PERSONNEL GROUP OF AMERICA, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 23, 2002

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    The undersigned hereby appoints Larry L. Enterline, James C. Hunt and Ken R. Bramlett, Jr. as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of Personnel Group of America, Inc. (the "Company") held of record by the undersigned on April 10, 2002, at the annual meeting of shareholders to be held on May 23, 2002 or any adjournment thereof.

1.  ELECTION OF ONE DIRECTOR           [ ]  FOR James C. Hunt                    [ ]  WITHHOLD AUTHORITY to
                                                                                      vote for James C. Hunt

2. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION CHANGING THE COMPANY'S NAME TO "VENTURI PARTNERS, INC."

        FOR  [ ]                AGAINST  [ ]                ABSTAIN  [ ]

3. PROPOSAL TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS as the Company's independent public accountants.

        FOR  [ ]                AGAINST  [ ]                ABSTAIN  [ ]

      PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN IN THE ENCLOSED
                           POSTAGE-PREPAID ENVELOPE.

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE DIRECTOR NOMINEE NAMED HEREIN AND EACH PROPOSAL, AND THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEE NAMED HEREIN AND FOR EACH PROPOSAL UNLESS THE SHAREHOLDER DIRECTS OTHERWISE, IN WHICH CASE IT WILL BE VOTED AS DIRECTED.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting and Proxy Statement and revokes all proxies heretofore given by the undersigned.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership please sign in partnership name by authorized person.

                                                              ------------------------------         ------------, 2002
                                                              Signature                              Dated

                                                              ------------------------------         ------------, 2002
                                                              Signature if held jointly              Dated

                                                              PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                                                              USING THE ENCLOSED POSTAGE-PREPAID ENVELOPE.